 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2023

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
( Address of principal executive offices)	(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE: The annual meeting of the shareholders (“Annual Meeting”) of Simmons First National Corporation (“Corporation”) was held on April 18, 2023. On April 19, 2023, the Corporation filed a Current Report on Form 8-K to report the results of shareholder voting at the Annual Meeting. This Form 8-K/A is being filed to report the action taken by the Corporation’s board of directors (“Board”) at the Board’s regular meeting on April 18, 2023, with regard to the frequency of shareholder advisory votes on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting on April 18, 2023. At the Annual Meeting, the Corporation’s shareholders voted on a non-binding recommendation for the frequency of future non-binding shareholder votes on the compensation of the Corporation’s named executive officers (“Say-On-Frequency Proposal”). The results were as follows:

Frequency	Vote
3 Years	7,652,851
2 Years	458,766
1 Year	80,133,672
Abstain	655,694
Broker Non-Votes	18,113,114

The Board carefully considered the results of the shareholders’ advisory vote on the Say-On-Frequency Proposal. Based on the vote, management recommended and the Board determined that non-binding shareholder votes on the compensation of the Corporation’s named executive officers should be held annually until a Say-On-Frequency Proposal is next presented to the shareholders, which is currently scheduled to occur no later than the Corporation’s 2029 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ James M. Brogdon
Date: April 20, 2023	James M. Brogdon, President and Chief Financial Officer